CHANGE IN TERMS AGREEMENT

BORROWER:

PET DRx VETERINARY GROUP, INC.
215 Centerview Drive, Ste. 360
Brentwood, TN 37027

LENDER:
HUNTINGTON CAPITAL, L.P.
4660 La Jolla Village Drive, Ste. 660
San Diego, CA 92122

DATE OF AGREEMENT: March 30, 2009

THIS CHANGE IN TERMS AGREEMENT (this “Agreement”) is entered into as of March 30, 2009, by and between PET DRx VETERINARY GROUP, INC, a Delaware corporation (“Borrower”) as successor in interest to XLNT VETERINARY CARE, INC., a Delaware corporation and HUNTINGTON CAPITAL, L.P., a California limited partnership (“Huntington”)

Description of Existing Indebtedness. Borrower is indebted to Huntington pursuant to the terms of a Business Loan Agreement dated November 2, 2005, (“Loan Agreement”) evidenced in part by a Promissory Note dated November 2, 2005 in the principal amount of $1,400,000 (the “Note”). The Loan Agreement is being amended and restated as of the date hereof.

Description of Change in Terms in Note Payments. The second paragraph of the Note titled “Payment” is amended effectively immediately to read as follows: Borrower will pay the remaining balance of the Note in twenty-one payments. Borrower shall make one payment on April 1, 2009, which shall be for all accrued and unpaid interest plus $300,000 of principal. Commencing May 1, 2009, and again on June 1, 2009, Borrower shall make a payment for all accrued and unpaid interest. Commencing July 1, 2009, and continuing on the first of each month thereafter, Borrower shall pay seventeen (17) monthly payments consisting of $61,111.11 of principal plus all accrued and unpaid interest. Borrower’s final payment is due December 1, 2010, and shall be for all unpaid principal, in the estimated amount of $61,111.11, and all accrued and unpaid interest, fees and costs then owing under the Note. Interest shall accrue on the Note at the rate of 12 percent (12%) per annum. All other terms and conditions of the Note shall remain the same.

Change of Default Section. The section of the Note titled Default is deleted in the entirety and replaced as follows:

Default. An Event of Default, as defined in the Amended and Restated Business Loan Agreement of even date herewith, shall constitute an Event of Default under this Note.

Lender’s Waiver of Breach. Lender hereby waives any of Borrower’s breach of any covenants or conditions of the Loan Documents that occurred during 2008 on and through March 31, 2009. This waiver shall not be deemed to waive any future breach by Borrower of any term of condition of the Loan Documents or Related Documents.

Collateral. Borrower acknowledges this Agreement and all conditions of the Note are secured by a Commercial of TARVIN & LENEHAN, INC., a California corporation and a Commercial Security Agreement of XLNT VETERINARY CARE, INC., both dated November 2, 2005.

Notices. All notices will be sent to the address as shown in this Agreement. Notices will be mailed to a different address if written notice is provided of a different address.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Continuing Validity. Except as expressly changed by this Agreement and the Amended and Restated Business Loan Agreement, the terms of the original obligation or obligations, including the Loan Documents and all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Huntington to this Agreement does not waive any right to strict performance of the obligation(s) as changed, nor obligate them to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Huntington to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by us in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to us that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification, or release, but also to all such subsequent actions.

Acknowledgment. Borrower acknowledges that it understands and agrees to the terms and conditions in this Agreement. By signing this Agreement, you acknowledge that you have read this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Change in Terms Agreement to be effective as of the date first above written.

BORROWER:
PET DRX VETERINARY GROUP, INC.

By:
Name: Harry L. Zimmerman
Authorized Signatory

HUNTINGTON:
HUNTINGTON CAPITAL, L.P.,

a California limited partnership

BY: HFMC, INC.,
a California corporation, its General Partner

BY:
Name: Morgan L. Miller, Jr., President